CERTIFICATE OF OWNERSHIP AND MERGER
                                       of
                          GENUS INTERNATIONAL CORPORATION
                            (a Delaware corporation)
                                      into
                                PHILLIPS 44, INC.
                            (a Wyoming corporation)

It is hereby certified that:

1. Genus International Corporation (hereinafter called the "corporation") is a corporation of the State of Delaware.

2. The corporation, as the owner of all of the outstanding shares of each class of the stock of Phillips 44, Inc., hereby merges itself into Phillips 44, Inc., a corporation of the State of Wyoming, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

3. The following is a copy of the resolutions adopted on the 14th day of May 2000, by the Board of Directors of the corporation to merge the corporation into Phillips 44, Inc.

     RESOLVED, that this corporation be reincorporated in the State of Wyoming by merging itself into Phillips 44, Inc. pursuant to the laws of the State of Delaware and the State of Wyoming as hereinafter provided, so that the separate existence of this corporation shall cease as soon as the merger shall become effective, and thereupon this corporation and Phillips 44, Inc. will become a single corporation, which shall continue to exist under, and be governed by, laws of the State of Colorado.

     RESOLVED, that the terms and conditions of the proposed merger are as follows:

(a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this corporation shall become vested in and be held by Phillips 44, Inc. as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and Phillips 44, Inc. shall assume all of the obligations of this corporation.

(b) Each share of common stock, of this corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of common stock, $.001 par value, of Phillips 44, Inc., and, from and after the effective time of the merger, the holders of all of said issued and outstanding common stock shares of Genus International Corporation, shall automatically be and become holders of shares of Phillips 44, Inc. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of common stock of Phillips 44, Inc. which shall be issued and held by this corporation immediately prior to the effective time of the merger shall be treated as a treasury share and retired.

(c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to Phillips 44, Inc. at its office in Mesa, Arizona and such holder shall be entitled upon such surrender to receive in exchange therefore a certificate or certificates representing an equal number of shares of common stock of Phillips 44, Inc. Until so surrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of Phillips 44, Inc.

(d) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of Genus International Corporation shall be the Certificate of Incorporation and the By-Laws of Phillips 44, Inc. as in effect immediately prior to such effective time.

(e) The members of the Board of Directors and officers of Genus International Corporation shall be the members of the Board of Directors and the corresponding officers of Phillips 44, Inc. immediately after the effective time of the merger.

(f) From and after the effective time of the merger, the assets and liabilities of this corporation and of Phillips 44, Inc. shall be entered on the books of Phillips 44, Inc. at the amounts at which they shall be carried at such time on the respective books of this corporation and of Phillips 44, Inc., subject to such intercorporate adjustments or eliminations, if any, as may be required to give effect to the merger; and subject to such action as may be taken by the Board of Directors of Phillips 44, Inc., in accordance with generally accepted accounting principles, the capital and surplus of Phillips 44, Inc. shall be equal to the capital and surplus of this corporation and of Phillips 44, Inc.

RESOLVED, that this corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Genus International Corporation, as well as for enforcement of any obligation of this Corporation arising from the merger herein provided for and does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of
Delaware: 1237 South Val Vista Drive, Mesa, Arizona 85204.

RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be May 14, 2000, and
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that,  insofar as the General  Corporation  Law of the State of  Delaware  shall govern the same, said time shall be the effective merger time.

RESOLVED, that in the event that the proposed merger shall not be terminated, the proper officers of this corporation be and they hereby are authorized and directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Phillips 44, Inc. and the date adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Wyoming and Delaware in any other appropriate jurisdiction, necessary or proper to effect this merger.

4. No shareholders vote is necessary because Genus International Corporation. owns 100% of the issued and outstanding stock of Phillips 44, Inc., and no change of shareholders' shares or rights will occur as a result of the merger. Each share of Genus International Corporation will convert pro rata, to one share of Phillips 44, Inc.

The effective time of the Certificate of Ownership and Merger, and the time when the merger therein agreed upon shall become effective, shall be May 14, 2000.

Signed on June 14, 2000                 Genus International Corporation



                                        By:/s/William A. Young, Sr.
                                        William A. Young, Sr., President